                                                                    EXHIBIT 10.9

                           STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement ("Agreement") is made as of September 30, 1997, by STANDARD PACIFIC CORP., a Delaware corporation ("Buyer"), DUC DEVELOPMENT COMPANY, a California corporation (the "Company"), DANIEL A. DUC, an individual resident in Los Gatos, California ("Seller").

                                   RECITALS:

     A. The Seller holds all of the issued and outstanding capital stock of Company (the "Shares").

     B. The Company is engaged in the business of acquisition, subdivision, and development of real property for single-family residential purposes and the construction and sale of single-family residential units (the "Business").

     C. Buyer wishes to acquire 100% of the issued and outstanding shares of capital stock of the Company. Seller desires to sell all of his shares of stock in the Company and Buyer desires to purchase such shares of stock, on the terms and conditions and for the consideration described in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations, and warranties contained in this Agreement, the parties agree as follows:

                                1. DEFINITIONS

     For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

     "Adjustment Amount"--as defined in Section 2.5.
     -------------------

     "Affiliate"--with respect to a particular individual: (a) each other member
     -----------
of such individual's Family; (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family; (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

     With respect to a specified Person other than an individual: (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;
(b) any Person that holds a Material Interest in such specified Person; (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity); (d) any Person in which such specified Person holds a Material Interest; (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and (f) any Affiliate of any individual described in clause (b) or
(c).

     For purposes of this definition, (a) the "Family" of an individual includes
(i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership of voting securities or other voting interests representing at least 35% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 35% of the outstanding equity securities or equity interests in a Person.

     "Balance Sheet"--as defined in Section 3.4.
     ---------------

     "Best Efforts" or "best efforts"--the reasonable efforts that a prudent
     --------------------------------
Person desirous of achieving a result would use in similar circumstances to accomplish that result.

     "Breach"--a "Breach" of a representation, warranty, covenant, obligation,
     --------
or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

     "Buyer"--as defined in the first paragraph of this Agreement.
     -------

     "Closing"--as defined in Section 2.3.
     ---------

     "Closing Date"--the date and time as of which the Closing actually takes
     --------------
place.

     "Closing Financial Statements"--as defined in Section 2.6.1.
     ------------------------------

     "Company"--as defined in the first paragraph of this Agreement.
     ---------

     "Company Contract"--any Contract (a) under which the Company has or may
     ------------------
acquire any rights, (b) under which the Company has or may become subject to any obligation or liability, including warranty claims by homeowners, or (c) by which the Company or any of the assets owned or used by it is or may become bound.

     "Consent"--any approval, consent, ratification, waiver, or other
     ---------
authorization (including any Governmental Authorization).

     "Contingent Payment"--as defined in Section 2.2.
     --------------------

     "Contemplated Transactions"--all of the transactions contemplated by this
     ---------------------------
Agreement, including: (a) the sale of the Shares by Seller to Buyer; (b) the execution, delivery, and performance of the Noncompetition Agreement and the Hold Back Provisions; (c) the performance by Buyer and Seller of their respective covenants and obligations under this Agreement; and (d) Buyer's acquisition and ownership of the Shares and exercise of control over the Company.

     "Contract"--any agreement, contract, obligation, promise, or undertaking
     ----------
(whether written or oral and whether express or implied) that is legally binding.

     "Damages"--as defined in Section 9.2.
     ---------

     "Disclosure Schedule"--the disclosure schedules attached to this Agreement
     ---------------------
and any Supplemental Schedules thereto.

     "Entitlements"--all Governmental Authorizations pertaining to the
     --------------
Projects.

     "Environmental, Health, and Safety Liabilities"--any cost, damages,
     -----------------------------------------------
expense, liability, remediation, response action, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law.

     "Environmental Law"--any Legal Requirement that requires or relates to:
     -------------------

        (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

        (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

        (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

        (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

        (e) protecting resources, species, or ecological amenities;

        (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

        (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

        (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

     "ERISA"--the Employee Retirement Income Security Act of 1974 or any
     -------
successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "Feasibility Date"--September 29, 1997.
     ------------------

     "Feasibility Period"--as defined in Section 5.1.
     --------------------

     "GAAP"--generally accepted accounting principles.
     ------

     "Governmental Authorization"--any approval, consent, license, permit,
     ----------------------------
waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

     "Governmental Body"--any: (a) federal, state, county, city, town, village,
     -------------------
district, or other jurisdiction of any nature; or (b) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

     "Hazardous Materials"--any waste or other substance that is listed,
     ---------------------
defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

     "Hold Back Provisions"--Section 9.7 of this Agreement.
     ----------------------

     "IRC"--the Internal Revenue Code of 1986 or any successor law, and
     -----
regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

     "IRS"--the United States Internal Revenue Service or any successor agency,
     -----
and, to the extent relevant, the United States Department of the Treasury.

     "Knowledge"--an individual will be deemed to have "Knowledge" of a
     -----------
particular fact or other matter if such individual is actually aware of such fact or other matter. Company shall be deemed to have "Knowledge" only of facts or matters actually known by Daniel A. Duc or by Pat Geary. Standard Pacific Corp. shall be deemed to have "Knowledge" only of facts or matters actually known by Michael C. Cortney or by Andrew H. Parnes.

     "Legal Requirement"--any administrative order, constitution, law,
     -------------------
ordinance, regulation, or statute of any Governmental Body.

     "Noncompetition Agreement"--as defined in Section 2.4.1(ii).
     --------------------------

     "Occupational Safety and Health Law"--any Legal Requirement designed to
     ------------------------------------
provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

     "Ordinary Course of Business"--an action taken by a Person will be deemed
     -----------------------------
to have been taken in the "Ordinary Course of Business" only if: (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and (b) such action is not required to be authorized by the board of directors of such Person.

     "Organizational Documents"--(a) the articles of incorporation and the
     --------------------------
bylaws of a corporation; (b) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (c) any amendment to any of the foregoing.

     "Person"--any individual, corporation (including any non-profit
     --------
corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

     "Proceeding"--any action, arbitration, audit, hearing, investigation,
     ------------
litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     "Project Specific Demand Statements"--the demand statements as to each
     ------------------------------------
Project referred to in that certain letter of understanding from Buyer to Seller dated September 4, 1997.

     "Projects"--as defined in Section 3.7.1.
     ----------

     "PTR"--a preliminary title report.
     -----

     "Representative"--with respect to a particular Person, any director,
     ----------------
officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

     "Seller"--as defined in the first paragraph of this Agreement.
     --------

     "Shares"--as defined in the Recitals of this Agreement.
     --------

     "Tax" and "Taxes"--any tax (including any income tax, capital gains tax,
     -----     -------
value-added tax, sales tax, property tax, gift tax, or estate tax), payroll tax, unemployment tax (and other similar charges payable by the company with respect to its employees) levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

                   2.  SALE AND TRANSFER OF SHARES; CLOSING

     2.1  Shares. Subject to the terms and conditions of this Agreement, at the
          ------
Closing, Seller will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from Seller.

     2.2  Purchase Price. The purchase price (the "Purchase Price") for the
          --------------
Shares will be a fixed amount of $11,000,000 and a contingent amount (the "Contingent Payment") of $6,000,000 for an aggregate amount of $17,000,000, plus or minus the Adjustment Amount (it being acknowledged that the Adjustment Amount may be a positive or negative number, resulting in an increase or a decrease in the Purchase Price, respectively).

        2.2.1 The $11,000,000 fixed amount portion of the Purchase Price shall be paid by Buyer to Seller, plus $1,000,000 of the Contingent Payment shall be advanced by Buyer to Seller, both to be paid as follows: (a) $400,000 has already been paid prior to the date of this Agreement; (b) the remaining $11,600,000 shall be paid on the Closing Date by wire transfer of funds by Buyer to Seller's designated bank account, less any adjustments that may be expressly provided for in this Agreement and any funds of Buyer advanced to Hearthstone (as defined in Section 7.8 below) for the account of Seller pursuant to said
Section 7.8.

        2.2.2 $5,000,000 of the $6,000,000 Contingent Payment portion of the Purchase Price shall be held back by Buyer at the Closing pursuant to the Hold Back Provisions. The remaining $5,000,000 portion of the Contingent Payment shall be paid to Seller by Buyer ten business days after Seller has obtained final approvals on terms and conditions satisfactory to Buyer in Buyer's sole and absolute discretion (and after successful resolution to Buyer's satisfaction of any appeals of such approvals) of planned development rezoning, a planned development permit, and a vesting tentative map for at least 82 lots (the "Final Approvals") on that certain property in Santa Clara County identified in Company's files as the Dow Drive property. Currently the closing date under the Dow Drive purchase contract is December 15, 1997. If Buyer pays for extensions to delay the close of escrow to obtain the Final Approvals, such extension payments shall be deducted from the Contingent Payment at the time the Contingent Payment is made by Buyer to Seller. If Final Approvals are obtained for the Dow Drive property for less than 82 lots, the Contingent Payment shall nevertheless be made by Buyer to Seller, but reduced by $73,170 per lot for each lot less than 82 lots for which Final Approvals are obtained; provided however, if Final Approvals are obtained for less than 74 lots, Buyer may by written notice to Seller elect not to pay Seller any of the Contingent Payment, and if Buyer so elects, Seller may within 15 days of receipt of such notice, elect to take an assignment of any remaining rights of Buyer in the Dow Drive property by reimbursing to Buyer all of Buyer's out-of-pocket costs incurred with respect to such property. Buyer's obligation to make the Contingent Payment shall terminate if the Final Approvals are not obtained on or before December 31, 1998, unless Buyer elects to extend such date. Upon termination of such obligation, Seller may within 15 days elect to take an assignment of any remaining rights of Buyer in the Dow Drive property by reimbursing to Buyer all of Buyer's out-of-pocket costs incurred with respect to such property. Seller shall have primary responsibility, working with the Company's consultant, Gibson Speno, to obtain the Final Approvals. After the Close of Escrow, Buyer and the Company shall reasonably cooperate to obtain the Final Approvals and Buyer shall pay all costs reasonably incurred in pursuing the Final Approvals.

     2.3  Closing.  The purchase and sale (the "Closing") provided for in this
          -------
Agreement will take place at the offices of Buyer's counsel at 1676 N. California Blvd., Suite 200, Walnut Creek, California, at 10:00 a.m. September 30, 1997, or at such other time and place as the parties may agree. Regardless of the time that documents and monies are delivered, the Closing shall be effective as of the close of business on September 30, 1997.

     2.4  Closing Obligations.
          -------------------

        2.4.1  At the Closing Seller will deliver to Buyer:

           (i) certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers), for transfer to Buyer;

           (ii) a noncompetition agreement in the form of Exhibit 2.4.1(ii), executed by Seller (the "Noncompetition Agreement");

           (iii) if this Agreement is executed on a date prior to the Closing Date, a certificate executed by Seller representing and warranting to Buyer that each of Seller's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the Disclosure

Schedule that were delivered by Seller to Buyer prior to the Closing Date in accordance with Section 5.6);

           (iv) resignations, effective as of the Closing Date, of all current officers and directors of the Company; and

           (v) such other documents as Buyer may reasonably request evidencing performance of certain conditions to Closing set forth in this Agreement.

        2.4.2  At the Closing Buyer will deliver to Seller:

           (i) by wire transfer to accounts specified by Seller, the remaining cash portion of the Purchase Price specified in Section 2.2.1; and

           (ii) if this Agreement is executed on a date prior to the Closing Date, a certificate executed by Buyer to the effect that, except as otherwise stated in such certificate, each of Buyer's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date.

     2.5  Adjustment Amount. The Adjustment Amount (which may be a positive or
          -----------------
negative number) will be equal to (a) certain assets of the Company described in Disclosure Schedule 2.5 attached hereto, determined as of the Closing Date in accordance with GAAP, and including any prepaid deposits and the amounts paid to secure options to purchase real property related to any of the Projects for which the Company will have credits after the Closing Date, but excluding furniture, leasehold improvements, office systems and other operating assets of the Company, the compensation for which is included in the Purchase Price, minus
(b) (i) liabilities of the Company as of the Closing Date determined in accordance with GAAP other than those chargeable to a specific Project, which liabilities shall include any accrued but unpaid compensation and benefits of employees of the Company, (ii) if aggregate funds in the Company's bank account at the Closing received by the Company as distributions of income from the Project known as Sundance I are less than $475,000, the amount of the shortfall (if such funds exceed $475,000, Seller shall not receive any credit for the amount in excess); (iii) liability of Company for Taxes on its business and operations arising through and including the Closing Date (including without limitation the foregoing, Taxes (if any) arising from the transactions described in Sections 7.8 and 7.9); and (iv) such other adjustments as to which Buyer and Seller may agree after Buyer's receipt of the Project Specific Demand Statements. For purposes of this Section 2.5 and Section 2.6 below, "determined in accordance with GAAP" shall be deemed to exclude any notes to financial statements.

     2.6  Adjustment Procedure. Company will prepare in accordance with GAAP,
          --------------------
and Buyer may cause its certified public accountants to review, financial statements ("Closing Financial Statements") of the Company as of the Closing Date. Company will deliver the Closing Financial Statements to Seller within sixty days after the Closing Date. If within thirty days following delivery of the Closing Financial Statements, Seller has not given Buyer notice of its objection to the Closing Financial Statements (such notice must contain a statement of the basis of Seller's objection), then the assets and liabilities reflected in the Closing Financial Statements will be used in computing the Adjustment Amount. If Seller gives such notice of objection, then the issues in dispute will be submitted to a mutually acceptable independent certified public accounting firm (the "Accountants"), for resolution. If issues in dispute are submitted to the Accountants for resolution, (i) each party will furnish to the Accountants such workpapers and other documents and information relating to the disputed issues as the

Accountants may request and are available to that party or its Subsidiaries (or its independent public accountants), and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; (ii) the determination by the Accountants, as set forth in a notice delivered to both parties by the Accountants, will be binding and conclusive on the parties; and (iii) Buyer and Seller will each bear 50% of the fees of the Accountants for such determination.

                 3.   REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller makes to Buyer the representations and warranties set forth in this
Section 3, which representations and warranties are subject to the exceptions specifically noted in the Disclosure Schedules provided by Company and Seller to Buyer on or before the date of this Agreement and in any Supplemental Schedules provided by Company and Seller to Buyer on or before the Closing Date, and by this reference incorporated in and made a part of this Agreement. Within five days after delivery of any Supplemental Schedule, but in no event later than Closing, Buyer shall advise Seller of any objection to the revised information set forth in the Supplemental Schedule. If Buyer so objects, and the parties are unable to agree within five days after the objection upon a resolution of the matter or Buyer does not withdraw its objection within said five day period, either party may terminate the Agreement without liability to the other pursuant to Section 11.5. If Buyer does not so object within that five day period, then such Supplemental Schedules shall be deemed accepted.

     3.1  Organization And Good Standing.
          ------------------------------

        3.1.1 The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of California, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Company Contracts. The Company has no subsidiaries and does not conduct business in any state other than California.

        3.1.2 Seller has delivered to Buyer copies of all Organizational Documents of the Company.

     3.2  Authority; No Conflict.
          ----------------------

        3.2.1 This Agreement constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms. Upon Seller's assignment and delivery of the Shares and execution and delivery by Seller of the documents described in Section 2.4.1 (collectively, the "Seller's Closing Documents"), the Seller's Closing Documents will constitute the legal, valid, and binding obligations of Seller, enforceable against Seller in accordance with their respective terms. Seller has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Seller's Closing Documents and to perform his obligations under this Agreement and the Seller's Closing Documents.

        3.2.2 Except as set forth in Disclosure Schedule 3.2.2, and except as to appropriate consents or waivers which have been duly obtained, and as to those which would not have a materially adverse affect on its business, assets, properties, or condition (financial or otherwise), neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

           (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Company, or (B) any resolution adopted by the board of directors or the stockholders of the Company;

           (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any order to which the Company or either Seller, or any of the assets owned or used by the Company, may be subject;

           (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;

           (iv) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Company Contract; or

           (v) result in the imposition or creation of any encumbrance upon or with respect to any of the assets owned or used by the Company.

     Except as set forth in Disclosure Schedule 3.2.2, neither Seller nor the Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

     3.3  Capitalization. The authorized equity securities of the Company
          --------------
consist of 1,000,000 shares of common stock, of which 1,125 shares are issued and outstanding and constitute the Shares. Seller is and will be on the Closing Date the sole record and beneficial owner and holder of the Shares, free and clear of all encumbrances. No legend or other reference to any purported encumbrance appears upon any certificate representing equity securities of the Company. All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the Company. None of the outstanding equity securities or other securities of the Company was issued in violation of the Securities Act of 1933, The California Corporate Securities Law of 1968, or any other Legal Requirement. Except as set forth in Disclosure Schedule 3.3, the Company does not own, and does not have any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

     3.4  Financial Statements. Seller has delivered to Buyer: (a) an internally
          --------------------
prepared balance sheet for the Company as of June 30, 1997 (the "Balance Sheet") and the related internally prepared statement of income for the six month period then ended, and (b) working trial balances of the Company as of December 31, 1996 and for the four years for the periods then ended. Company did not prepare financial statements for the corresponding periods. Such balance sheet and working trial balances as were delivered to Buyer present the financial condition and the results of operations of the Company on the respective dates of and for the periods referred to therein, all in accordance with the accounting practices and methods previously applied by Company, subject, in the case of the interim balance sheet, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse); the balance sheet and working trial balances referred to in this Section 3.4 reflect the consistent application of such accounting practices throughout the periods involved.

     3.5  Books And Records. The books of account, minute books, stock record
          -----------------
books, and other records of the Company, all of which have been made available to Buyer, are complete and correct. The minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders and the Boards of Directors of the Company, and no meeting of any such stockholders or Board of Directors has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company.

     3.6  Title to Properties; Encumbrances. Disclosure Schedule 3.6 contains a
          ---------------------------------
complete and accurate list of all real property, leaseholds, or other interests therein (including, without limitation, options to purchase and executory contracts to purchase real property) owned by the Company. Seller has delivered or made available to Buyer copies of the deeds and other instruments (as recorded) by which the Company acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of Seller or the Company and relating to such property or interests. The Company owns (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that it purports to own, including all of the properties and assets reflected in the Balance Sheet, except property subsequently sold in the Ordinary Course of Business, and all of the properties and assets purchased or otherwise acquired by the Company since the date of the Balance Sheet (except for property acquired and sold since the date of the Balance Sheet in the Ordinary Course of Business and consistent with past practice), which subsequently purchased or acquired properties and assets (other than inventory and short-term investments) are listed in Disclosure Schedule 3.6.

     All material properties and assets reflected in the Balance Sheet are free and clear of all encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (a) security interests pertaining to Company's phone and computer systems, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) liens for current taxes not yet due, and (c) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of the Company, and (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. All buildings and structures owned by the Company lie wholly within the boundaries of the real property owned by the Company and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.

     3.7  Representation Regarding Projects.
          ---------------------------------

        3.7.1 The Company has not developed, constructed or otherwise participated in any real estate projects other than the projects identified in the attached Disclosure Schedule 3.7.1 (the "Projects").

        3.7.2 All work performed by the Company or by subcontractors on Company's behalf on or in any of the properties involved in the Projects has been or shall be performed in substantial accordance with the plans and specifications approved by all Governmental Bodies, in compliance with all applicable laws, ordinances, and regulations, and in a good and workmanlike manner, free from any defect or lien. All improvements on any of such properties comply in all material respects with all applicable requirements of Governmental Bodies, and all laws, rules and regulations and building codes in effect as of each Closing Date.

        3.7.3 The Entitlements, and any agreements (for example, and not in limitation, subdivision improvement agreements) executed in connection therewith, are in full force and effect and no party thereto is in default thereunder. Neither the fee owner of any property involved in any of the Projects (if not the Company) nor Company are in default under, and neither Company nor Seller has received any notice that any event has occurred which with the giving of notice or the passage of time, or both, would constitute a default under any Entitlements, contract, transaction, agreement, covenant, condition, restriction, lease, easement, encumbrance or instrument pertaining to the property involved in any Project. All subdivision improvement bonds and other sureties or assurances relating in any way to any such property and required by any applicable Governmental Body or pursuant to any Entitlements have been posted and are being maintained in accordance with the requirements of such applicable Governmental Bodies and/or Entitlements and no claim has been made thereunder or thereto.

        3.7.4 There is no suit, action or arbitration, or legal, administrative, or other proceeding or governmental investigation, formal or informal, including but not limited to eminent domain or condemnation proceeding, proceeding to establish a new assessment district or increase the assessments imposed by an existing assessment district, or zoning change proceeding, pending or threatened in writing, or any judgment, moratorium or other government policy or practice which affects any of the properties involved in the Projects or Buyer's anticipated development of any of such properties.

        3.7.5 Seller and Company (or to Company and Seller's Knowledge, the fee owner, if Company is not the fee owner) have made no oral or, except for the Entitlements, written commitments or representations to, or understandings or agreements with, any person, firm or entity, any adjoining property owner or any Governmental Body which would in any way be binding on Buyer or would interfere with Buyer's ability to develop and improve any of the properties involved in the Projects with residential developments in accordance with the Entitlements, and neither Company, the fee owner, nor Seller shall make or enter into any such commitment, representations, understandings or agreements without Buyer's written consent.

        3.7.6 To the Knowledge of Company and Seller, there are no liens (including without limitation, mechanics liens), claims, encumbrances, easements, covenants, conditions, restrictions or other matters of record affecting title to any of the properties involved in the Projects which are not disclosed in any PTR previously delivered by Company to Buyer, and except as disclosed in any such PTR, there are no special assessments (whether from an assessment district, facilities district, or otherwise) against any such property nor has Company received any written notice of any special assessments being contemplated. Seller and Company are not aware of any other assessment districts or areas which are being formed or contemplated.

        3.7.7 Except as set forth in Disclosure Schedule 3.7.7, to the Knowledge of Company and Seller, there are no endangered species or protected natural habitat, flora or fauna located on any of the properties involved in the Projects, nor are there any areas of such property that are or could be designated as wetlands.

        3.7.8 Neither Company nor Seller has received any notice from any of Company's insurance carriers of any defects or inadequacies in any of the properties involved in the Projects, or any portion thereof, which would adversely affect the insurability of any such properties or the cost of any such issuance. There are no pending insurance claims with respect to any portion of any such properties.

        3.7.9 Neither Seller nor Company has any knowledge of any soils conditions that would require construction of foundations different than those customarily built by the Company in its residential projects, nor any seismic safety problems relating to any of the properties involved in the Projects, any recent seismic activity affecting any such properties or any active fault bisecting, underlying or adjacent to any such properties.

     3.8  Brokers Or Finders. Neither Seller, nor the Company, or any of
          ------------------
their agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement or the Contemplated Transactions. The only broker or finder with whom Seller or Company have dealt with in respect to this Agreement or the Contemplated Transactions is Mike Cady, with whom Seller represents and warrants it has no agreement or arrangement, it being confirmed by Seller that Mr. Cady has acted solely on behalf of Buyer.

     3.9  No Undisclosed Liabilities. The Company has no liabilities or
          ---------------------------
obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations fully reflected or reserved against in the Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

     3.10  Taxes.
           -----

        3.10.1 The Company has filed or caused to be filed all tax returns that are or were required to be filed by it, pursuant to applicable Legal Requirements. Seller has delivered to Buyer copies of all such tax returns for periods after 1992. The Company has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those tax returns or otherwise, or pursuant to any assessment received by Seller or the Company.

        3.10.2 Company's tax returns have never been audited. Neither Seller nor Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of the Company or for which the Company may be liable.

        3.10.3 The charges, accruals (determined in accordance with GAAP), and reserves with respect to Taxes on the books of the Company, and for which reserves are now or will be funded in the Company's bank account on the Closing Date, are adequate in accordance with GAAP and are at least equal to the Company's liability for Taxes for all activities of the Company (including the Company's participation in the Hearthstone and Olympic Projects described in Sections 7.8 and 7.9, and any other Hearthstone and Olympic projects in which the Company has participated) through and including the Closing Date, including without limiting the foregoing, Taxes, if any, arising from the Hearthstone and Olympic transactions described in Sections 7.8 and 7.9. There are no proposed Tax assessments against the Company except as disclosed in the Balance Sheet. All Taxes that the Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

        3.10.4 All tax returns filed by the Company are true, correct, and complete. There is no tax sharing agreement that will require any payment by the Company after the date of this Agreement.

     3.11  No Material Adverse Change. Since the date of the Balance Sheet,
           --------------------------
there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Company, and no event has occurred or circumstance exists that may result in such a material adverse change.

     3.12  Employee Benefits. Disclosure Schedule 3.12 contains a list of all
           -----------------
pension, bonus, profit-sharing, stock option, or other agreements or arrangements providing for employee remuneration or benefits to which Company is a party or by which Company is bound. All these contracts and arrangements are in full force and effect, are fully funded and/or adequate reserves have been established for same, and neither Company nor any other party is in default under them. There have been no claims of defaults and, to the best knowledge of Seller, there are no facts or conditions that if continued, or on notice, will result in a default under these contracts or arrangements. Company has complied with all applicable laws for its employee benefit plans, including the provisions of ERISA if and to the extent applicable. There are no threatened or pending claims by or on behalf of any such benefit plan, by or on behalf of any employee covered under any such plan, or otherwise involving any such benefit plan, that allege a breach of fiduciary duties or violation of other applicable state or federal law, nor is there any basis for such a claim. Except as set forth in Disclosure Schedule 3.12, the Company has not entered into any severance or similar arrangement in respect of any present or former employee that will result in any obligation, absolute or contingent, of the Company, to make any payment to any present or former employee following termination of employment. The Company has established adequate reserves for all accrued vacation, sick leave and similar benefits of its employees.

     3.13  Compliance With Legal Requirements; Governmental Authorizations.
           ---------------------------------------------------------------

        3.13.1  Except as set forth in Disclosure Schedule 3.13.1:

           (i) the Company is in full compliance with each Legal Requirement and Governmental Authorization that is applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets, and has no liability as to any prior failure to be in compliance with each Legal Requirement and Governmental Authorization then applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

           (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by the

     Company of, or a failure on the part of the Company to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature;

           (iii) the Company has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature;

           (iv) Disclosure Schedule 3.13.1 contains a complete and accurate list of each Governmental Authorization that is held by the Company or that otherwise relates to the business of, or to any of the assets owned or used by, the Company, each of which is valid and in full force and effect. Except as set forth in Disclosure Schedule 3.13.1; and

           (v)   The Governmental Authorizations listed in Disclosure Schedule
     3.13.1 collectively constitute all of the Governmental Authorizations necessary to permit the Company to lawfully conduct and operate its businesses on and prior to the Closing Date in the manner it has conducted and operated such businesses and to permit the Company to own and use its assets in the manner in which it has owned and used such assets.

     3.14  Legal Proceedings; Orders
           -------------------------

        3.14.1 Except as set forth in Disclosure Schedule 3.14.1, Neither Seller nor Company has knowledge of any pending or threatened Proceeding:

           (i) that has been commenced by or against the Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Company; or

           (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

     Seller has delivered to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Disclosure Schedule
3.14.1. The Proceedings listed in said Disclosure Schedule will not have a material adverse effect on the business, operations, assets, condition, or prospects of the Company.

        3.14.2  Neither Seller nor Company has knowledge of:

           (i) any Order to which the Company, or any of the assets owned or used by the Company, is subject;

           (ii) any Order that relates to the business of, or any of the assets owned or used by, the Company; and

           (iii) any Order that prohibits any Company officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Company.

        3.14.3 (i) the Company is, and at all times has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

                (ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is subject; and

                (iii) the Company has not received any written notice or other written communication from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is or has been subject.

     3.15  Absence Of Certain Changes And Events. Since the earlier of August 1,
           -------------------------------------
1997 and the date of the Balance Sheet, the Company has conducted its business only in the Ordinary Course of Business and there has not been any:

        (a) change in the Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

        (b) amendment to the Organizational Documents of the Company;

        (c) payment or increase by the Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

        (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company;

        (e) damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Company, taken as a whole;

        (f) entry into, termination of, or receipt of notice of termination of any Contract or transaction involving a total remaining commitment by or to the Company of at least $5,000 (other than entry into contracts with Buyer and others pertaining to the Contemplated Transactions, and entry into and completion of construction and development subcontracts in the Ordinary Course of Business;

        (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company, including the sale, lease, or other disposition of any of the Intellectual Property;

        (h) cancellation or waiver of any claims or rights with a value to the Company in excess of $5,000;

        (i)  material change in the accounting methods used by the Company; or

        (j) agreement, whether oral or written, by the Company to do any of the foregoing.

     3.16  Contracts; No Defaults.
           ----------------------

        3.16.1 Disclosure Schedule 3.16.1 contains a complete and accurate list, and Seller has made available for inspection by Buyer true and complete copies, of:

           (i) each Company Contract that involves performance of services or delivery of goods or materials by the Company of an amount or value in excess of $5,000;

           (ii) each Company Contract that involves performance of services or delivery of goods or materials to the Company, including contracts with subcontractors, materialmen, or suppliers of equipment or material, of an amount or value in excess of $5,000;

           (iii) each Company Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of the Company in excess of $5,000;

           (iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, option agreement, purchase agreement and any other Company Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $5,000 and with terms of less than one year);

           (v) each licensing agreement or other Company Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property;

           (vi) each collective bargaining agreement and other Company Contract to or with any labor union or other employee representative of a group of employees;

           (vii) each joint venture, partnership, and other Company Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person;

           (viii) each Company Contract containing covenants that in any way purport to restrict the business activity of the Company or any Affiliate of the Company or limit the freedom of the Company or any Affiliate of the Company to engage in any line of business or to compete with any Person;

           (ix) each Company Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

           (x) each power of attorney that is currently effective and outstanding;

           (xi) each Company Contract for capital expenditures in excess of $5,000;

           (xii) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by the Company; and

           (xiii) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

        3.16.2 (i) Seller (and no Affiliate of Seller) does not have and will not acquire any rights under, and Seller does not have and will not become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, the Company; and

                (ii) no officer, director, agent, employee, consultant, or contractor of the Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to engage in or continue any conduct, activity, or practice relating to the business of the Company.

        3.16.3 Each Contract identified or required to be identified in said Disclosure Schedule is in full force and effect and is valid and enforceable in accordance with its terms, subject only to laws of general application relating to bankruptcy, insolvency, reorganization, moratorium, and other relief of debtors generally.

        3.16.4 (i) the Company is, and at all times has been, in full compliance with all material terms and requirements of each Company Contract;

                (ii) each other Person that has or had any obligation or liability under any Contract under which the Company has or had any rights is, and at all times has been, in full compliance with all material terms and requirements of such Contract;

                (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

                (iv) the Company has not given to or received from any other Person, at any time since January 1, 1995, any written notice or other written communication regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Company Contract.

        3.16.5 There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

        3.16.6 The Contracts relating to the sale, design, manufacture, or provision of products or services by the Company have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

     3.17  Insurance.
           ---------

        3.17.1  Seller has delivered to Buyer:

           (i) true and complete copies of all policies of insurance to which the Company is a party or under which the Company, or any director of the Company, is or has been covered at any time; and

           (ii) true and complete copies of all pending applications for policies of insurance.

        3.17.2 Except as set forth in Disclosure Schedule 3.17.2, the Company has none of the following arrangements or obligations:

           (i) any self-insurance arrangement by or affecting the Company, including any reserves established thereunder;

           (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by the Company; and

           (iii) any obligations of the Company to third parties with respect to insurance.

        3.17.3 The Company has not submitted a claim under any insurance policy for an amount in excess of $5,000, other than the Safeco automobile claim dated February 17, 1997.

        3.17.4 (i) The Company has made available for inspection by Buyer, all policies to which the Company is a party or that provide coverage to Seller, the Company, or any director or officer of the Company. Such policies (A) are valid, outstanding, and enforceable; and (B) taken together, provide adequate insurance coverage for the assets and the operations of the Company for all risks normally insured against by a Person carrying on the same business or businesses as the Company.

                (ii) Neither Seller nor Company has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

                (iii) The Company has paid all premiums due, and has otherwise performed all of its obligations, under each policy to which the Company is a party or that provides coverage to the Company or any director thereof.

                (iv) The Company has given notice to the insurer of all claims that may be insured thereby.

                (v) Neither Seller nor Company have Knowledge that Company has ever been rejected or denied for insurance for which is has applied, nor withdrawn an application in anticipation of being rejected or denied.

     3.18  Environmental Matters.  Except as set forth in the reports listed in
           ---------------------
Disclosure Schedule 3.18:

        3.18.1 The operations and activities of the Company are, and at all times have been, in full compliance with and not in violation of, any Environmental Law. Neither Seller nor Company has received any communication regarding Hazardous Materials, any actual or threatened written order, notice, or other communication of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities, with respect to the operations of the Company or any of the Projects or any other properties or assets (whether real, personal, or mixed) in which Seller or the Company has or has had an interest.

        3.18.2 Seller has delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Seller or the Company pertaining to Hazardous Materials in, on, or under the Projects or any other properties in which Seller or the Company has or had an interest including any of the properties involved in the Projects, or concerning compliance by Seller, the Company, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

     3.19  Employees.
           ---------

        3.19.1 Disclosure Schedule 3.19.1 contains a complete and accurate list of the following information for each employee and director of the Company, including each employee on leave of absence or layoff status: name; job title; current compensation paid or payable and any change in compensation since January 1, 1997; vacation accrued; and service credited for purposes of vesting and eligibility to participate under the Company's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other employee pension benefit plan or employee welfare benefit plan, or any other employee benefit plan. No employee has asserted, and no employee is entitled to, any compensation not described in Disclosure Schedule 3.19.1. All payments to employees have been properly accounted for and properly reported for Tax purposes, and the Company has properly reported, paid and/or withheld, as the case may be, for all payroll taxes, unemployment taxes and other taxes and/or governmental obligations pertaining to its employees and to other persons who have provided services to the Company.

        3.19.2 No employee of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Company, or (ii) the ability of the Company to conduct its business. To Seller's Knowledge, other than Seller, no officer or other key employee of the Company intends to terminate his employment with the Company.

     3.20  Labor Relations; Compliance. The Company is not and has never been a
           ---------------------------
party to any collective bargaining or other labor Contract. There has not been, there is not presently pending or existing, and there is not threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting the Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, or (c) any application for certification of a collective bargaining agent. No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. The

Company has complied in all material respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. The Company is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

     3.21  Intellectual Property.
           ---------------------

        3.21.1  Intellectual Property Defined--The term "Intellectual Property"
                -----------------------------
includes all patents, patent applications, copyrights, trademarks, service marks, trade names, trade secrets, proprietary information, technology rights and licenses, architectural plans, proprietary rights and processes, customer lists, know-how, research and development in progress, any and all other intellectual property that pertains to or are used by Company, or that are relevant to an understanding or to the development of the Company's business or to the performance by the products of the Company's business of their intended functions or purposes, whether tangible or intangible, in any stage of development.

        3.21.2  Rights to Intellectual Property. Company owns a valid right or
                -------------------------------
license to use the Intellectual Property being used or held for use to conduct the Company's business, and the conduct of the Company's business currently and in the past does not conflict with and has not conflicted with valid intellectual property rights of others. No proceedings have been instituted or, to the knowledge of Seller, threatened, nor has any claim been made against Company alleging any such infringement or violation. For the Intellectual Property which Company uses, but does not own, Company is licensed to use such Intellectual Property, is not in breach of, or default under, such license agreements, and such license agreements include only software programs less than $1,000 in retail price.

     3.22  Certain Payments.
           ----------------

        3.22.1 Neither the Company nor any director, officer, agent, or employee of the Company, or to Seller's Knowledge any other Person associated with or acting for or on behalf of the Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Affiliate of the Company, or (iv) in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

        3.22.2 At the Closing Date, (i) all indebtedness owed to the Company by Seller or any Affiliate of Seller shall have been paid in full, and (ii) all indebtedness and other obligations of the Company to any Affiliate of Seller shall have been paid in full or otherwise fully satisfied.

     3.23  Disclosure.
           ----------

        3.23.1 No representation or warranty of Seller in this Agreement and no statement in the Disclosure Schedule omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

        3.23.2 No notice given pursuant to Section 5.6 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

                  4.  REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Seller as follows:

     4.1  Organization And Good Standing. Buyer is a corporation duly organized,
          ------------------------------
validly existing, and in good standing under the laws of the State of Delaware.

     4.2  Authority; No Conflict.
          ----------------------

        4.2.1 This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

        4.2.2 Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to: (i) any provision of Buyer's Organizational Documents; (ii) any resolution adopted by the board of directors or the stockholders of Buyer; (iii) any Legal Requirement or order to which Buyer may be subject; or (iv) any Contract to which Buyer is a party or by which Buyer may be bound, other than pursuant to bank credit agreements, which consent has been obtained. Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

     4.3  Investment Intent. Buyer is acquiring the Shares for its own account
          -----------------
and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act of 1933.

     4.4  Certain Proceedings.  There is no pending Proceeding that has been
          -------------------
commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been threatened.

     4.5  Brokers Or Finders. Except for a separate agreement with Mike Cady,
          ------------------
Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and Buyer will indemnify and hold Seller harmless from any such payment alleged to be due Mr. Cady or any other person by or through Buyer as a result of the actions of Buyer, its officers or agents.

           5.  COVENANTS OF COMPANY AND SELLER PRIOR TO CLOSING DATE

     5.1  Feasibility Study. Prior to execution of this Agreement by the
          -----------------
parties, Company provided Buyer with complete copies of all studies, reports, agreements, documents, plans, maps, permits and Entitlements in Company's possession or control concerning each of the Projects and their improvement, development and construction, and Company instructed its engineers, architects, surveyors, marketing consultants and other advisors and consultants to share any information or knowledge they have concerning each of the Projects with Buyer. Buyer had until 5:00 p.m. on the Feasibility Date (the "Feasibility Period") to investigate and review, in Buyer's sole and absolute discretion, the condition and suitability of each of the Projects for Buyer' s use and development, to obtain approval of this Agreement by Buyer's board of directors, and to deliver to Seller a notice of approval or, alternatively, written notice of Buyer's disapproval. Buyer's execution of this Agreement constitutes notice to Seller of Buyer's approval. Buyer's review and investigation of the Projects shall not in any way preclude Buyer from relying on the representations and warranties made by Seller in this Agreement.

     5.2  Access And Investigation. Seller has previously, and between the date
          ------------------------
of this Agreement and the Closing Date, Seller will, and will cause the Company and its Representatives to, (a) afford Buyer and its Representatives and prospective lenders and their Representatives (collectively, "Buyer's Advisors") full and free access to the Company's personnel, properties, contracts, books and records, and other documents and data, (b) furnish Buyer and Buyer's Advisors with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (c) furnish Buyer and Buyer's Advisors with such additional financial, operating, and other data and information as Buyer may reasonably request. Seller further grants to Buyer and Buyer's agents, employees and consultants a nonexclusive license to enter upon each of the properties involved in each of the Projects for the purpose of allowing Buyer to conduct whatever soil and engineering tests, feasibility studies, surveys and other physical examinations of such properties Buyer deems appropriate (the reported results of which shall provided to both parties). Buyer shall indemnify, defend and hold Seller free and harmless from all loss or liability (including, without limitation, attorneys' fees) arising solely and directly from such activities of Buyer and its agents and employees upon such properties during the Feasibility Period, and from all mechanic's, materialmen's and other liens resulting solely and directly from any such conduct of Buyer and its agents and employees; provided, however, that Buyer shall have no liability for any loss or damage attributable to the acts or omissions of Seller or Company or their agents, employees, invitees or licensees or resulting from latent defects or Hazardous Substances (as herein defined) within, on or adjacent to any of such properties. In the event that the Contemplated Transactions are not completed, Buyer agrees to return to Seller or destroy (at Seller's request) all copies of contracts, books, documents, data and records, and any notes or other written or electronically recorded materials prepared by Buyer, pertaining to the Company, its projects, and assets and not to use or disclose to others any information contained therein.

     5.3  Operation Of The Businesses of the Company. Between August 1, 1997
          ------------------------------------------
through the date of this Agreement and until the Closing Date, Seller and the Company have, and Seller will, and will cause the Company to:

        5.3.1 conduct the business of the Company only in the Ordinary Course of Business;

        5.3.2 use his Best Efforts to preserve intact the current business organization of the Company, keep available the services of the current officers, employees, and agents of the Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Company;

        5.3.3 confer with Buyer concerning operational matters of a material nature; and

        5.3.4 otherwise report periodically to Buyer concerning the status of the business, operations, and finances of the Company.

     5.4  Negative Covenant. Except as otherwise expressly permitted by this
          -----------------
Agreement, between the date of this Agreement and the Closing Date, Seller will not, and will cause the Company not to, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within his or its control, as a result of which any of the changes or events listed in Section
3.15 is likely to occur.

     5.5  Required Approvals. On or before the Closing Date, Seller will, and
          ------------------
will cause the Company to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Seller will, and will cause the Company to, (a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions.

     5.6  Notification. Between the date of this Agreement and the Closing Date,
          ------------
Seller will promptly notify Buyer in writing if Seller or the Company becomes aware of any fact or condition that causes or constitutes a Breach of any of Seller's representations and warranties as of the date of this Agreement, or if Seller or the Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition.

     5.7  Payment Of Indebtedness by or to Affiliates. Prior to the Closing
          -------------------------------------------
Date, (i) Seller shall cause all indebtedness owed to the Company by Seller or any Affiliate of Seller to be paid in full, and (ii) Seller shall cause all indebtedness and other obligations of the Company to any Affiliate of Seller to have been paid in full or otherwise fully satisfied.

     5.8  No Negotiation. Until such time, if any, as this Agreement is
          --------------
terminated pursuant to Section 9, Seller will not, and will cause the Company and each of their Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of the Company, or any of the capital stock of the Company, or any merger, consolidation, business combination, or similar transaction involving the Company.

     5.9  Best Efforts. Between the date of this Agreement and the Closing Date,
          ------------
Seller will use his Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

     5.10  No Encumbrance, Etc. Except as agreed to in writing by Buyer, Company
           -------------------
shall not, directly or indirectly, alienate, encumber, transfer, option, lease, assign, sell, transfer or convey its interest or any portion of its interest in any of the Projects or any portion thereof so long as this Agreement is in force. Company shall timely discharge, prior to the Closing, any and all obligations relating to work performed on or conducted at or materials delivered to any of the Projects from time to time by Company, or at Company 's direction or on its behalf, in order to prevent the filing of any claim or mechanic's lien with respect to such work or materials.

     5.11  Cooperation. Company shall (and Company shall cause its consultants,
           -----------
engineers, contractors, affiliates and lenders and any other persons with an interest in any of the properties involved in the Projects to) fully cooperate with Buyer in connection with Buyer's feasibility investigations under this Agreement and Buyer's efforts to seek any other Entitlements which Buyer reasonably requires or deems necessary in order to develop and sell homes on any of the properties involved in the Projects, including without limitation executing any maps, applications, permits, filings or other documents, including grants of easements and licenses, deemed by Buyer to be necessary or appropriate.

     5.12  Bonds. Without limiting the generality of any provision of this
           -----
Agreement, Company shall obtain and continue to renew all subdivision improvement bonds and maintain any other sureties or assurances relating in any way to each of the Projects (including bonds required to be posted pursuant to the requirements of the California Department of Real Estate ("DRE") until the Closing Date.

                       6.  COVENANTS OF BUYER AND SELLER

     6.1  Approvals Of Governmental Bodies. As promptly as practicable after the
          --------------------------------
date of this Agreement, Buyer will, and will cause each of its Affiliates to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Buyer will, and will cause each Affiliate to, cooperate with Seller with respect to all filings that Seller is required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with Seller in obtaining all consents identified in Disclosure Schedule 3.2.2; provided that this Agreement will not require Buyer to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

     6.2  Best Efforts. Except as set forth in the proviso to Section 6.1,
          ------------
between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

     6.3  Notification. Between the date of this Agreement and the Closing Date,
          ------------
Buyer will promptly notify Seller in writing if Buyer becomes aware of any fact or condition that causes or constitutes a Breach of any of Company's or Seller's representations and warranties as of the date of this Agreement, or if Buyer becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition.

     6.4  Post-Closing Maintenance of Insurance Coverage. So long as
          ----------------------------------------------
commercially and reasonably available, Buyer agrees, at its own expense, to obtain and maintain in force through October 31, 2007 comprehensive general liability insurance against claims arising out of construction defects, bodily injury, illness, and death and from damage to or destruction of property of others comparable to that previously maintained by Company (but in such amounts and with such deductibles as Buyer determines in its sole business judgment to be appropriate). Such policies shall include Company as a named insured. If so requested by Seller from time to time, Buyer shall arrange to have delivered to Seller certificates of insurance verifying the existence of each such policy of coverage.

     6.5  Bonds. Without limiting the generality of any provision of this
          -----
Agreement, provided that Seller has personal liability with respect thereto, Buyer shall continue to renew all subdivision improvement bonds and maintain any other sureties or assurances relating in any way to each of the Projects (including bonds required to be posted pursuant to the requirements of the California Department of Real Estate ("DRE") following the Closing Date. After the Closing, Buyer shall use best efforts to cause Buyer, Company or another Affiliate to be substituted as surety in place of Seller as to any bonds for which Seller has personal liability.

     6.6  Post-Closing Services. In order to assure a smooth transition of the
          ---------------------
Hearthstone Projects, the Olympic Projects and other business of the Company to Buyer, Seller and Buyer agree that Seller shall be employed by Buyer from the Closing Date through December 31, 1999. Pursuant to such employment arrangement, Seller agrees to make himself reasonably available (subject to disability or death of Seller, which shall not affect Buyer's obligation to compensate Seller hereunder) to provide information, assistance and services as reasonably requested by Buyer with respect to all prior Company projects, the Projects referenced above and obtaining Final Approvals for the Dow Drive property. As compensation for such services, Buyer shall pay to Seller the sum of $1,000,000 on December 31, 1998 and the like sum of $1,000,000 on December 31, 1999 (net of any payroll and similar taxes), subject to offset as to both of such payments for any amounts that Buyer is entitled to offset or holdback pursuant to the Holdback Provisions and the indemnity provisions of this Agreement. While such payments shall be made to Seller in his capacity of an employee of Buyer, in light of the substantial amount of such compensation, it is expressly agreed that Seller shall be excluded from participation in all fringe benefits payable to other employees of Buyer, including without limitation, health insurance and life insurance benefits, and pension and profit sharing benefits.

            7.  CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

     Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

     7.1  Accuracy of Representations. All of Seller's representations and
          ---------------------------
warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Disclosure Schedule.

     7.2  Seller's Performance.
          --------------------

        7.2.1 All of the covenants and obligations that Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

        7.2.2 Each document required to be delivered pursuant to Section 2.4 must have been delivered.

     7.3   Consents. Each of the Consents identified in Disclosure Schedule
           --------
3.2.2 must have been obtained and must be in full force and effect.

     7.4  Additional Documents.  Each of the following documents must have been
          --------------------
delivered to Buyer:

        (a) an opinion of Bancroft & McAlister, A Professional Corporation, dated the Closing Date, in the form of Exhibit 7.4;

        (b) written confirmations in form satisfactory to Buyer executed on behalf of the Jules and Marilynn Duc Trust, the Marilynn L. Duc Trust One and the Jules Duc Trust Two (collectively, the "Duc Trusts", evidencing that the Duc Trusts have waived and terminated any rights and claims the Duc Trusts may have against the Company, including without limitation, any rights to receive payments on account of funds received by the Company from any of the Projects;

        (c) such other documents as Buyer may reasonably request for the purpose of (i) evidencing the accuracy of any of Seller's representations and warranties, (ii) evidencing the performance by either Seller of, or the compliance by either Seller with, any covenant or obligation required to be performed or complied with by such Seller, (iii) evidencing the satisfaction of any condition referred to in this Section 7, or (iv) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

     7.5  No Proceedings. Since the date of this Agreement, there must not have
          --------------
been commenced or threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

     7.6  No Claim Regarding Stock Ownership or Sale Proceeds. There must not
          ---------------------------------------------------
have been made or threatened by any Person any claim asserting that such Person
(a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, the Company, or (b) is entitled to all or any portion of the Purchase Price payable for the Shares.

     7.7  Employees and Salespersons. While it is contemplated that Buyer and
          --------------------------
Patrick Geary will enter into an employment arrangement providing for Mr. Geary's employment by Company and/or Buyer for a period of five months after the Closing Date, execution of an employment contract between Buyer and Mr. Geary shall not be a condition to Closing. Also, while it is contemplated that new employment contracts in form and substance satisfactory to Buyer shall have been entered into by the Company or Buyer with the sales agents listed on the attached Disclosure Schedule 7.7.1, and the existing agency contracts with such sales agents shall have been terminated effective as of the Closing Date, Buyer may elect to waive such condition or defer implementing it until after the Close of Escrow.

     7.8  Buy-Out of Hearthstone. Certain of the Company's current Projects have
          ----------------------
been undertaken pursuant to agreements with Hearthstone Advisors, Inc. and/or its Affiliates ("Hearthstone"). Such Projects are identified on the attached Disclosure Schedule 3.7.1, as "Seabreeze Cottages," "Seabreeze Estates," "Clearbrook," "Crosspointe," and "Sundance." At Buyer's request, Seller has negotiated with Hearthstone for Buyer's acquisition of the fee interest in all such Projects other than Sundance and the concurrent termination of all Hearthstone involvement in such Projects other than Sundance. Based on such negotiations, Buyer has been working with Hearthstone to reach agreement on the details of the Hearthstone buyout, including the documentation of same and the final price to acquire each Hearthstone Project. Such final price is to be evidenced by an agreed upon Project Specific Demand Statement for each Project. The closing of escrow on Buyer's purchase of all of the Hearthstone Projects concurrent with the Closing under this Agreement, shall be pursuant to documentation, price, terms and conditions satisfactory to Buyer in its absolute discretion, and shall be a condition precedent to the Closing hereunder. Buyer and Seller acknowledge that a portion of Hearthstone's demand for final payment will include an "accrual/contingency" amount and an "unpaid fees" amount. Such amounts are under negotiation, and as of September 28, 1997, Hearthstone had demanded $956,966 for the accrual/contingency and $750,000 for unpaid fees. Ultimately, it shall be Seller's responsibility to agree with Hearthstone on the amount of such payments. As part of Buyer's purchase of the Hearthstone Projects, Buyer agrees to pay up $300,000 of the unpaid fee amount and $250,000 of the accrual/contingency amount, for a total of $550,000. All remaining funds payable to Hearthstone for the accrual/contingency and the unpaid fees shall be the sole responsibility of Seller. At the direction of Seller, Buyer agrees to fund such payments to Hearthstone for the account of Seller, and the amount so funded by Buyer shall be credited against and thereby reduce the $11,600,000 cash payment to be made by Buyer to Seller on the Closing Date pursuant to
Section 2.2.1.

     7.9  Buy-Out of Olympic Realty. Two of the Company's current Projects have
          -------------------------
been undertaken pursuant to agreements with Olympic Realty Advisors and/or its Affiliates ("Olympic"). Such Projects are identified on the attached Disclosure
Schedule 3.7.1, as "Chaparral" and "Heron Bay/Stillwater Cove" (collectively, the "Olympic Projects"). At Buyer's request, Seller has negotiated with Olympic for Buyer's acquisition of the fee interest in the Olympic Projects and the termination of all Olympic involvement in such Projects. Based on such negotiations, Buyer and Seller have been working with Olympic to reach agreement on the details of the Olympic buyout, including the documentation of same and the final price to buyout the Olympic Projects, which will be evidenced by an agreed upon Project Specific Demand Statement for such Projects. The closing of escrow on Buyer's purchase of all of the Olympic Projects shall be pursuant to documentation, price, terms and conditions satisfactory to Buyer in its absolute discretion, and shall be a condition precedent to the Closing hereunder.

     7.10  September 4 Conditions. The conditions set forth in Paragraphs 8
           ----------------------
through 13 of the September 4, 1997 letter from Buyer to Seller shall have been satisfied, as determined by Buyer in its sole and absolute discretion, exercised in good faith.

           8.  CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE

     Seller's obligation to sell the Shares and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller, in whole or in part):

     8.1  Accuracy of Representations. All of Buyer's representations and
          ---------------------------
warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

     8.2  Buyer's Performance.
          -------------------

        8.2.1 All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

        8.2.2 Buyer must have delivered each of the documents required to be delivered by Buyer pursuant to Section 2.4 and must have made the cash payments required to be made by Buyer pursuant to Section 2.4.2(i).

     8.3  Consents. Each of the Consents identified in Disclosure Schedule 3.2.2
          --------
must have been obtained and must be in full force and effect, unless waived by Buyer.

     8.4  Additional Documents. Buyer must have caused the following documents
          --------------------
to be delivered to Seller: such documents as Seller may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of Buyer, (ii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer, (iii) evidencing the satisfaction of any condition referred to in this
Section 8, or (iv) otherwise facilitating the consummation of any of the Contemplated Transactions.

                         9.  INDEMNIFICATION; REMEDIES

     9.1  Survival; Right To Indemnification Not Affected By Knowledge. All
          ------------------------------------------------------------
representations, warranties, covenants, and obligations in this Agreement, the Disclosure Schedule, the supplements to the Disclosure Schedule and any certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

     9.2  Indemnification and Payment of Damages By Seller. To the fullest
          ------------------------------------------------
extent permitted by law, but subject to the limitations set forth in Section 9.4, Seller shall indemnify and hold harmless Buyer, the Company, and their respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and shall pay to the Indemnified Persons the amount of, any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees, and including, subject to the limitations in Section 9.4.4, consequential damages) less amounts recovered after exercise of Best Efforts by Buyer and Company (net of the costs of such efforts) under available insurance policies, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

        9.2.1 any Breach of any representation or warranty made by Seller in this Agreement, the Disclosure Schedule, the supplements to the Disclosure Schedule, or any other certificate or document delivered by Seller pursuant to this Agreement;

        9.2.2 any Breach by Seller of any covenant or obligation of Seller in this Agreement;

        9.2.3 any demands, causes of action, damages, costs, expenses, attorneys' fees, property damage, bodily injury, personal injury, contract disputes, penalties, or losses to the extent they arise out of, relate to or result from the Company's completed operations, construction work in process as of the Closing Date, including warranty claims (express or implied), defective or poor workmanship in construction, or strict products liability, whether said liability or claims arise in contract, tort, or strict liability, and regardless of whether any of the above involve negligence on the part of Buyer, except where Buyer's negligence or willful misconduct is a substantial contributing cause of damage, Buyer shall make a good faith allocation of Buyer's and Seller's (including Company's) respective responsibility for such damage and provide such written allocation to Seller. Buyer's allocation shall be presumed correct unless within 30 days after Seller's receipt of such allocation, Seller gives written notice to Buyer objecting thereto, together with a detailed explanation of the allocation that Seller asserts in good faith to be appropriate. If the parties do not agree on the allocation of responsibility within 30 days of Buyer's receipt of Seller's notice, either party may seek a resolution of the dispute by arbitration pursuant to Section 10.3. Seller shall bear the burden of proving its allocation is correct in the arbitration proceeding. Notwithstanding the foregoing, (a) recovery by Buyer under this
Section 9.2.3 shall be limited as set forth in Section 9.4.6, and (b) as to matters for which warranty reserves have been set aside as listed in Disclosure
Schedule 3.17.2 and for which Seller has not received credit on the Closing Financial Statement, indemnification shall apply only to the extent that claims exceed the amount of those reserves which Company and Buyer, after Best Efforts (and net of the cost of such efforts) are able to collect and apply to the costs of such warranty matters.

        9.2.4 any claims for Damages (including costs of cleanup, containment, or other remediation) arising, directly or indirectly, from or in connection with any Environmental, Health, and Safety Liabilities arising out of or relating to any Hazardous Materials or other contaminants, wherever located, that were, or were allegedly, generated, transported, stored, treated, released, or otherwise handled by Seller or the Company or their contractors, subcontractors, agents, or Affiliates at any time on or prior to the Closing;

        9.2.5 any claims relating to Taxes of the Company and its operations, for the period from its incorporation through the Closing Date, which are not fully reserved against in the Closing Financial Statements;

        9.2.6 any claims against the Company relating to, by or from the Duc Trusts;

        9.2.7 the Company's failure to (i) obtain all necessary licenses to conduct its business and activities prior to the Closing Date, or (ii) conduct its business and activities prior to the Closing Date in conformity with the requirements of its licenses;

        9.2.8 any other claims against the Company relating to or arising out of the conduct of the Company's business and operations prior to the Closing Date;

        9.2.9 as to the Clearbrook Project, any excess of direct onsite construction costs (as defined in Disclosure Schedule 9.2.9) above $60 per square foot for the 21 "split lot" homes in such project, provided that any such excess shall be offset by 50% of amount, if any, by which the average sales price for said 21 homes exceeds $402,000 (said sales price to include the base home price plus any view premiums, but to exclude any upgrades), and provided further that Seller's maximum exposure to Buyer under this Section 9.2.9 shall be $500,000; and

        9.2.10 as to the Clearbrook Project, (a) an amount equal to the water district assessment imposed on the Project, if Buyer is unable to obtain, after Seller has exercised Best Efforts to assist Buyer, all necessary approvals to enable Buyer to pass such assessment through to the homebuyers in such Project, and (b) any claims asserted by Jack Smith, his successors, affiliates or assigns, against Buyer relating to such assessments and/or Smith's ability to seek or obtain reimbursement of any costs pertaining thereto.

     9.3  Indemnification and Payment of Damages By Buyer. Buyer will indemnify
          -----------------------------------------------
and hold harmless Seller, and will pay to Seller the amount of any Damages arising, directly or indirectly, from or in connection with:

        9.3.1 any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement,

        9.3.2 any Breach by Buyer of any covenant or obligation of Buyer in this Agreement,

        9.3.3 any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

        9.3.4 any demands, causes of action, damages, costs, expenses, attorneys' fees, property damage, bodily injury, personal injury, contract disputes, penalties, or losses to the extent that they arise out of, relate to, or result from the Buyer's acts in the completion of the Company's construction work in process after the Closing Date, whether said liability or claims arise in contract, tort, or strict liability, except where Seller's or Company's negligence or willful misconduct is a cause of any claim or liability, in which event allocation of responsibility for the claim shall be resolved pursuant to the provisions of Section 9.2.3;

        9.3.5 any claims for Damages (including costs of cleanup, containment, or other remediation) arising, directly or indirectly, from or in connection with any Environmental, Health, and Safety Liabilities arising out of or relating to any Hazardous Materials or other contaminants, wherever located, that were, or were allegedly, generated, transported, stored, treated, released, or otherwise handled by Buyer or the Company or their contractors, subcontractors, agents or Affiliates at any time on or after the Closing;

        9.3.6 any claims relating to Taxes of the Company and its operations, for the period following the Closing Date;

        9.3.7 any other claims against the Company relating to or arising out of the conduct of the Company's business and operations following the Closing Date.

     9.4  Limitations.
          -----------

        9.4.1 Seller shall have no liability (for indemnification or otherwise) with respect to any representation or warranty, or for any covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before October 31, 2007, Buyer notifies Seller of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer. Buyer shall have no liability (for indemnification or otherwise) with respect to any representation or warranty, or for any covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before October 31, 2007, Seller notifies Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Seller.

        9.4.2 Seller shall not be liable to Buyer as a result of the indemnities in this Agreement for any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable attorneys' fees, unless and until the aggregate of such items exceeds Seventy-Five Thousand Dollars ($75,000.00) (the "Threshold Limit"). However, once the Threshold Limit is reached, indemnification shall be made from the first dollar of loss.

        9.4.3 In order to accomplish the acquisition of the Hearthstone Projects, Buyer has given, or will give, certain indemnities to the three partnerships controlled by Hearthstone, each or which own one of the three Hearthstone Projects. The parties hereto confirm that notwithstanding any indemnities given by Buyer with respect to its acquisition of the Hearthstone Projects, neither Company or Seller is intended to be the beneficiary of or benefit from such indemnities, and that as among their parties to this Agreement, the provisions of this Agreement are to control the rights and obligations of the parties as to any indemnities and releases pertaining to the Hearthstone Projects. Similarly, if and to the extent that Buyer provides any indemnities to the two limited liability companies that each own one of the Olympic Projects, the parties hereto confirm that notwithstanding any such indemnities given by Buyer, neither Company or Seller is intended to be the beneficiary of or benefit from such indemnities, and that as among their parties to this Agreement, the provisions of this Agreement are to control the rights and obligations of the parties as to any indemnities and releases pertaining to the Olympic Projects.

        9.4.4 Seller's liability for consequential damages on any claim of Buyer under Section 9.2 shall be limited to profits that Buyer reasonably proves Buyer would have earned, but for the matter on which the claim is based, on one or more of the following projects: the Hearthstone Projects, the Olympic Projects, the projects known as

Sundance II and Quail Hollow, the project known as Dow Drive, and the project known as Tracy/Westgate.

        9.4.5 Seller's liability under Section 9.2.3 shall exclude minor homeowner warranty claims, which for purposes hereof shall mean claims that (a) are not common to a significant number of homes in one or more of the projects listed in Disclosure Schedule 3.7.1, and (b) do not as to any one home, exceed
                                     ---
$1000 in repair/damage costs for such home.

        9.4.6 Notwithstanding any other provision of this Agreement, the liability of the Seller as a result of the indemnities given in this Agreement shall not exceed the amount of the Purchase Price; provided however that Seller's liability under Section 9.2.3 shall be limited to and shall not exceed $4,000,000.

     9.5  Procedure For Indemnification--Third Party Claims.
          -------------------------------------------------

        9.5.1 Promptly after receipt by an indemnified party under Section 9.2 or Section 9.3 of notice of the existence of a third party claim for which the indemnified party will desire to make a claim for indemnification against an indemnifying party under such Section, the indemnified party shall give notice to the indemnifying party of the existence of such claim so that the indemnifying party may undertake defense and settlement of the claim. Failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

        9.5.2 Each party will be entitled to participate (at its own expense and with its own counsel) in the defense and settlement of any third party claim being defended by another party. No compromise or settlement of a claim being defended by an indemnifying party may be effected by the indemnifying party without the indemnified party's reasonable consent. Provided, however, that if an indemnifying party has the opportunity to settle or compromise a third party claim for a fixed monetary amount but the indemnified party is unwilling to permit the matter to be settled, then the indemnified party may take over defense of the third party claim (at the indemnified party's expense), and the indemnifying party's liability shall be limited to the fixed monetary amount for which the claim then could be settled or compromised. An indemnifying party shall have the right to defend any third party claim, which right shall be elected promptly after notice from the indemnified party of the existence of the third party claim. Should the indemnifying party fail to assume the defense of a third party claim, the indemnifying party will be bound by any determination made in a Proceeding involving the claim or any compromise or settlement effected by the indemnified party prior to the indemnifying party's actual assumption of the defense.

     9.6  Procedure For Indemnification--Other Claims. A claim for
          -------------------------------------------
indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

     9.7  Hold-Back Provisions. At Close of Escrow, Buyer shall hold back from
          --------------------
the funds otherwise payable to Seller the aggregate amount of $5,000,000 to secure Seller's obligations to Buyer under this Agreement and as a deferral of the Contingent Payment portion of the Purchase Price described in Section 2.2.2. Said $5,000,000 plus the $2,000,000 in compensation to be paid to Seller by Buyer pursuant to Section 6.6 above are collectively referred to as the "Holdback Funds", and this Agreement shall be deemed a security agreement as to the Holdback Funds pursuant to the provisions of the California Commercial Code. The Holdback Funds shall be available to Buyer for the following purposes: (i) $6,000,000 represents the "Purchase Price Contingency" and the remainder (the "Indemnity Holdback") is to secure all of Seller's indemnity obligations to Buyer under Section 9.2 of this Agreement (the "Indemnity Obligations"). Notwithstanding the above allocation of the Holdback Funds, until Buyer's release of any such funds to Seller pursuant to Section 6.6 and this Section 9.7, all then remaining portions of the Holdback Funds shall be held to secure Seller's Indemnity Obligations to Buyer. Thus, if Final Approvals are not obtained and Seller does not become entitled to the $6,000,000 Contingent Payment, Buyer may offset $5,000,000 of the Holdback Funds that would otherwise have been payable to Seller pursuant to Section 2.2, and Buyer may offset the $1,000,000 compensation that would otherwise have been payable to Seller on December 31, 1998 pursuant to Section 6.6. Subject to the foregoing, the Holdback Funds shall be released to Seller upon satisfaction of the following conditions:

        9.7.1 $5,000,000 shall be released to Seller pursuant to the provisions of Section 2.2.

        9.7.2 The remainder shall be released to Seller when payable as compensation by Buyer to Seller pursuant to Section 6.6.

     Buyer shall pay interest to Seller at the rate of 8.5% per annum on the Purchase Price Contingency, which interest shall accrue, but shall not compound, commencing the day following the Closing Date. Such interest shall be payable by Buyer to Seller only if the Purchase Price Contingency becomes payable, and then, only on the actual amount of the Contingent Payment made by Buyer to Seller. Such accrued interest shall be paid concurrent with Buyer's payment of the Contingent Payment to Seller.

     Any disputes regarding payment of the Holdback Funds and interest thereon shall be resolved pursuant to the mediation and arbitration provisions of this Agreement set forth at Section 10 below. Neither Buyer's exercise nor its failure to exercise its right under these Hold Back Provisions shall constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it.

     9.8  Remedies. Subject to the limitations of Sections 9.2 and 9.4 and the
          --------
dispute resolution provisions of Section 10, the remedies provided in this
Section 9 shall not be exclusive of or limit any other remedies that may be available to Buyer, Seller or any other Indemnified Person.

                            10.  DISPUTE RESOLUTION

     10.1 Dispute Resolution; Confidentiality. Any controversy, dispute or claim ("Claim") between the parties arising out of or relating to this Agreement, including the scope and appealability of this provision, whether arising in contract or tort, law or equity, shall be subject to a non-binding mediation, and if not then resolved, shall be finally determined by a binding arbitration, both conducted as set forth below. The parties agrees that any Claim, and all matters concerning any Claim, will be considered confidential, and will not be disclosed to any person except as required by law or as provided below with respect to the Mediation or Arbitration contemplated by Section 10.2 or Section 10.3 below.

     10.2  Mediation.

        10.2.1 Any Claim shall first be the subject of a non-binding mediation ("Mediation"), conducted by a retired judge or other mediator who is a member of Judicial Arbitration & Mediation Services, Inc./Endispute ("JAMS") or other agreed upon mediator. Any party may initiate the Mediation by written notice to the other party. The date the notice is given is called the "Mediation Initiation Date."

        10.2.2 The mediator ("Mediator") shall be a retired judge or other mediator, selected by mutual agreement of the parties to the dispute, and if they cannot so agree within thirty (30) days after the Mediation Initiation Date, the Mediator shall be selected through such procedures as JAMS regularly follows.

        10.2.3 The Mediation shall be held within thirty (30) days after the Mediator is selected, or such longer period as the parties and the Mediator mutually decide.

        10.2.4 The parties shall bear equally the cost of the Mediator's fees and expenses, but each party shall pay its own attorneys' and expert witness fees and any other associated costs.

     10.3  Arbitration.

        10.3.1 In the event any Claim is not fully resolved by mutual agreement at the Mediation, the Claim shall be submitted for final and binding arbitration ("Arbitration"), which shall be heard by three arbitrators chosen by the parties as described below. A party may initiate the Arbitration by written notice to the other party and to the "Arbitration Tribunal," as defined below. The date the notice is given is called the "Arbitration Initiation Date."

        10.3.2 Except as expressly modified herein, the Arbitration shall be conducted in accordance with the provisions of Section 1280 et seq. of the
                                                            -- ---
California Code of Civil Procedure, or their successor sections ("CCP"), and shall constitute the exclusive remedy for the determination of any Claim, including whether the Claim is subject to arbitration. The Arbitration shall be conducted under the procedures of the Arbitration Tribunal, except as modified herein. The Arbitration Tribunal shall be JAMS, unless the parties to the dispute cannot agree on a JAMS arbitrator, in which case the Arbitration Tribunal shall be the San Francisco Office of the American Arbitration Association ("AAA").

        10.3.3 The arbitrators ("Arbitrator") shall be retired judges or other arbitrators employed by JAMS selected by the same procedures as described above for selecting the Mediator. If the parties to the dispute are unable to mutually select a JAMS Arbitrator, then the Arbitrator shall be selected from a panel of the AAA, by mutual agreement of the parties to the dispute. If the parties to the dispute cannot agree on an Arbitrator within 60 days after the Arbitration Initiation Date, the Arbitrator shall be selected by AAA, through such procedures as the AAA regularly follows. If for any reason the AAA does not so act, either party may apply to the Superior Court in and for Santa Clara County, for the appointment of the Arbitrator.

        10.3.4 Unless the parties agree otherwise, no party shall have the right to conduct discovery in connection with the Arbitration proceeding except for (i) the pre-hearing production of relevant documents, (ii) one deposition of each opposing party, and (iii) one deposition of an expert witness.

        10.3.5 The Arbitrator shall try any and all issues of law or fact and make the award within thirty (30) days after the close of evidence in the Arbitration. The Arbitrator shall issue an award at the close of the arbitration proceeding which shall dispose of all of the Claims. The arbitration award must be based on, and accompanied by, a written statement of decision explaining the factual and legal basis for the award, including any interest awarded, according to the laws of the State of California as to each of the principal controverted issues at the hearing. The arbitrator must follow the laws of the State of California as interpreted by the California Appellate Courts, California Supreme Court and United States Supreme Court. The arbitrator shall have the power to grant any remedy or relief to which a party is entitled under this Agreement and California law.

        10.3.6 Judgment upon the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof. The following time periods set forth in the CCP shall be shortened as follows: Section 1288 - from four years to 90 days, and from 100 days to 30 days; Section 1288.2 - from 100 days to 30 days.

        10.3.7 Either party, before or during any arbitration, may apply to a court having jurisdiction for a temporary restraining order or preliminary injunction where such relief is necessary to protect its interests pending completion of the arbitration proceedings. Arbitration will not be required for actions for recovery of specific property, such as actions for replevin and unlawful detainer.

        10.3.8 The costs of any civil action or arbitration, including arbitration administration fees (including costs and attorneys' fees within the meaning of Code of Civil Procedure 1032 - 1033.5), shall be borne by the non-prevailing party or among the parties in such proportions as the Arbitrator shall decide. The appropriate court shall have jurisdiction to award attorneys' fees and costs of enforcement of any final judgment. If any arbitration embraces more than one dispute and one party is the prevailing party with respect to one but not all of such disputes, the Arbitrator shall apportion the arbitration administration fees to the separate disputes embraced by the proceeding, and thereby equitably determine the amount thereof to be borne by each party.

        10.3.9 For the purpose of entry and enforcement of judgment and of the arbitration provisions of this Agreement, each of the parties consents to the jurisdiction of courts of the State of California, County of Contra Costa and Santa Clara County, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of California, and waives any objection to venue laid therein.

                            11.  GENERAL PROVISIONS

     11.1  Expenses.  Except as otherwise expressly provided in this Agreement,
           --------
Seller and Company will bear their expenses and Buyer will bear its expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants (collectively "Third Party Fees"). To the extent that Company or Seller incur Third Party Fees that are to be paid by Company but are not paid prior to the Closing Date, such Third Party Fees shall be accrued on the Closing Financial Statements and shall be taken into account in determining the Adjustment Amount. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

     11.2  Public Announcements. Any public announcement or similar publicity
           --------------------
with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer determines. Unless consented to by Buyer in advance or required by Legal Requirements, prior to the Closing Seller shall, and shall cause the Company to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Seller and Buyer will consult with each other concerning the means by which the Company's employees, customers, and suppliers and others having dealings with the Company will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

     11.3  Confidentiality. Buyer and Seller will maintain in confidence, and
           ---------------
will cause the directors, officers, employees, agents, and advisors of Buyer and the Company to maintain in confidence, and not use to the detriment of another party any written, oral, or other information obtained in confidence from another party in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by legal proceedings.

     If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

     11.4  Notices. All notices, consents, waivers, and other communications
           -------
under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

       Seller:          Daniel A. Duc
                        120 Sierra Azule
                        Los Gatos, CA 95030
                        Facsimile No.: (408) [to be provided by
                                              post-closing notice]

       with a copy to:  Bancroft & McAlister, A Professional Corporation
                        601 Montgomery Street, Suite 900
                        San Francisco, CA 94111
                        Attention: James H. McAlister
                        Facsimile No.: (415) 397-1925

       Buyer:           Standard Pacific of Northern California
                        3825 Hopyard Road, Suite 195
                        Pleasanton, CA 94588
                        Attention: President
                        Facsimile No.: (510) 847-9167
       with a copy to:  Standard Pacific Corp.
                        1565 W. MacArthur Blvd.
                        Costa Mesa, CA  92626
                        Attention: Chief Financial Officer
                        Fax: (714)641-5570


       with a copy to:  Morgan, Miller & Blair Professional Corporation
                        1676 N. California Blvd., Suite 200
                        Walnut Creek, CA 94596
                        Attention: Gil Berkeley & Ken Miller
                        Facsimile No.: (510) 943-1106


     11.5  Termination.
           -----------

        11.5.1  This Agreement may be terminated at any time before the Closing:

        (a) by mutual consent of Buyer and Seller;

        (b) by Buyer, upon notice to Seller, if any condition stated in Section 7 has not been met or waived;

        (c) by Seller, upon notice to Buyer, if any condition stated in Section 8 has not been met or waived;

        (d) by either Buyer or Seller, provided the party attempting to terminate is not in breach of this Agreement, upon notice to the other if the Closing has not occurred on or before the date provided for in Section 2.3, or if they fail to reach agreement regarding a matter covered by a Supplemental Schedule to which Buyer timely objects pursuant to the preamble of Section 3.

        11.5.2 If this Agreement is terminated for any reason other than a breach of a party's obligations hereunder, it shall become void and have no further effect, without any further liability on the part of any Party, except for the Confidentiality provisions of Section 11.3

     11.6  Further Assurances. The parties agree (a) to furnish upon request to
           ------------------
each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

     11.7  Waiver. The rights and remedies of the parties to this Agreement are
           ------
cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

     11.8  Entire Agreement and Modification. This Agreement together with all
           ---------------------------------
schedules and exhibits attached hereto supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

     11.9  Assignments, Successors, and No Third-Party Rights. Neither party may
           --------------------------------------------------
assign any of its rights under this Agreement without the prior consent of the other parties, except that Buyer may assign any of its rights under this Agreement to any subsidiary of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

     11.10  Severability. If any provision of this Agreement is held invalid or
            ------------
unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     11.11  Section Headings, Construction. Both parties participated in the
            ------------------------------
drafting of this Agreement; this Agreement shall be construed without reference to California Civil Code Section 1654. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms. In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Schedule (other than an exception expressly set forth as such in the Disclosure Schedule with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

     11.12  Governing Law. This Agreement will be governed by the laws of the
            -------------
State of California without regard to conflicts of laws principles.

     11.13  Counterparts. This Agreement may be executed in one or more
            ------------
counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

Company:                           Seller:

DUC DEVELOPMENT COMPANY,
a California corporation

By:                                ---------------------------
   ----------------------          DANIEL A. DUC
     President


                                   Buyer:

                                   STANDARD PACIFIC CORP.,
                                   a Delaware corporation

                                   By:
                                      ------------------------
                                      Senior Vice-President

                                   By:
                                      ------------------------
                                      Chief Financial Officer